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                                                                     EXHIBIT 10

             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE TRANSFERRED IN THE
              ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE MAKER THAT
                       SUCH REGISTRATION IS NOT REQUIRED.

                                 JAY GREENBERG
                               New York, New York

                      5.96% Non-Negotiable Promissory Note
                      ------------------------------------

$50,000
as of December 1, 1996

        FOR VALUE RECEIVED, JAY GREENBERG (the "Maker"), hereby promises to pay to Norton McNaughton of Squire, Inc., a New York corporation (the "Payee"), at the offices of the Payee (or at such other place as may be designated by the Payee in writing), the principal sum of Fifty Thousand Dollars ($50,000).

        1. PRINCIPAL PAYMENT. The entire principal amount of this Note, together with the outstanding accrued and unpaid interest thereon and any other amounts due hereunder, shall be due and payable on June 30, 1997.

        2. INTEREST. The Maker hereby also promises to pay interest on the principal amount hereof in like money at such place as the principal payment is to be made at the rate of 5.96% per annum, payable with the payment of principal due hereunder on June 30, 1997. To the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), any outstanding principal of this Note shall bear interest at a rate of 7.96% per annum.

        3. EVENTS OF DEFAULTS. The Payee shall have the right to declare the entire unpaid balance of this Note and the obligations evidenced hereby immediately due and payable and to seek and obtain payment of the entire unpaid balance of this Note if any of the following events (each, an "Event of Default") shall occur: (a) the Maker fails to pay the principal payable under this Note or interest thereon on or before June 30, 1997; (b) the Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy, or a petition to take advantage of any bankruptcy, reorganization or insolvency act, makes an assignment for the benefit of creditors, consents to the appointment of a receiver for itself or for all or substantially all of its property or, on a petition in bankruptcy filed against it, is adjudicated a bankrupt,


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which judgment, order or decree shall not be appealed within the permitted time period from the date of entry thereof and subsequently vacated (a
"Bankruptcy"); or (c) any liquidation, dissolution or other winding-up of the Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (a "Liquidation").

        4. Miscellaneous. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction, and shall be binding upon the successors of the Maker and inure to the benefit of the Payee,its successors, endorsees and assigns; provided, however, that the Payee shall not assign or otherwise transfer its rights under this Note without the prior written consent of the Maker. The Maker shall have the right, at its option, to prepay this Note in whole or in part at any time and from time to time, without premium or penalty, together with all interest accrued through the date of prepayment. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. No delay or failure by the Payee in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of the Payee are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Payee of any breach or default under this Note or any such waiver of any provision or condition of this Note must be in writing and shall be effective only to the extent specifically set forth in such writing. The Maker agrees to pay to the Payee all expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Payee in the enforcement and collection of this Note.

        5. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

        If to the Maker:

             c/o Norton McNaughton of Squire, Inc.
             463 Seventh Avenue
             New York, New York  10018
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        If to the Payee:

                Norton McNaughton of Squire, Inc.
                463 Seventh Avenue
                New York, New York 10018

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered, and three business days after the date of mailing, if mailed.

                                        /s/  Jay Greenberg
                                        ----------------------------------
                                        Jay Greenberg